National Healthcare Properties Reports Second Quarter 2026 Results
— SHOP Same Store Cash NOI increased 20.1% on a year-over-year basis —
— $400 million of 2026 SHOP acquisitions completed or under definitive agreement —
—Secured an additional $650 million of credit facility commitments at improved spreads and terms —
— Transformed net leverage profile with successful IPO —
— Appointed Albert M. Campbell to Board of Directors, including its audit committee —
NEW YORK, August 5, 2026 (GLOBE NEWSWIRE) — National Healthcare Properties, Inc. (Nasdaq: NHP) (the
“Company”), a self-managed real estate investment trust focused on acquiring, owning and investing in a diversified portfolio of healthcare real estate, with an emphasis on providing senior housing to serve a growing elderly population in the United States, today announced results for the quarter ended June 30, 2026.
Michael Anderson, Chief Executive Officer and President, commented, “The second quarter marked an important inflection point for the Company as we completed our transition to the public markets. Since then, we have executed decisively on the outlined agenda. We closed 19 acquisitions, delivered solid organic growth across our SHOP portfolio and also made meaningful progress towards building a balance sheet consistent with an investment-grade, unsecured issuer. We are pleased to strengthen our Board with the addition of Al Campbell, reinforcing our commitment to strong governance as we scale. Together, these results reflect disciplined capital allocation which the
Company expects will drive sustained value creation for our shareholders.”
Financial Performance and Recent Highlights
•Net loss attributable to common stockholders of $(0.13) per basic and diluted share. Nareit defined Funds
From Operations (“FFO”) of $0.19 per diluted share and Normalized Funds From Operations (“Normalized
FFO”) of $0.18 per diluted share.
•FFO per share was consistent year-over-year.
•Normalized FFO per share decreased (18.2)% year-over-year.
•Second quarter portfolio Same Store Cash Net Operating Income (“NOI”) growth was 6.8% year-over-
year.
Senior Housing Operating Portfolio (“SHOP”) Segment:
•Same Store Cash NOI growth was 20.1% on a year-over-year basis.
•Same Store average occupancy totaled 84.1%, an increase of 1.4% on a year-over-year basis.
•Same Store RevPOR increased 5.9% on a year-over-year basis.
•Same Store Cash NOI Margin of 22.4%, an expansion of 2.3% on a year-over-year basis.
Outpatient Medical Facility (“OMF”) Segment:
•Same Store Cash NOI decreased by (0.4)% on a year-over-year basis.
•Same Store ending occupancy totaled 94.3%, an increase of 0.2% on a year-over-year basis.
Transactional Activity
Acquisitions and Pipeline
In late June 2026, the Company acquired two SHOP communities located in the Midwest with 211 total units for a purchase price of $98 million. The communities will be managed by Senior Lifestyle Corporation.
In early July 2026, the Company acquired 16 SHOP communities comprised of 916 total units and located across several Midwestern, Southern, Mid-Atlantic and Pacific Northwest states for an aggregate purchase price of approximately $166 million. The communities will be managed by the Company's existing operating partners.
Thirteen of these communities were acquired through a joint venture with Discovery Senior Living. The Company owns approximately 98.5% of the joint venture and, as part of this transaction, holds a right of first refusal and purchase option on an additional 13 senior living communities managed by Discovery Senior Living.
In late July 2026, the Company acquired one SHOP community located in Iowa with 87 total units for a purchase price of approximately $16 million. The community will be managed by one of the Company's existing operating partners.
In late June 2026, the Company entered into a definitive purchase and sale agreement to acquire three SHOP communities located in Illinois with 178 total units for a purchase price of approximately $30 million. This transaction is expected to close in the third quarter of 2026, subject to closing conditions and applicable regulatory approvals as specified in the purchase and sale agreement.
In July 2026, the Company entered into a definitive purchase and sale agreement to acquire two SHOP communities located in Florida with 200 total units for a purchase price of $90 million. The transaction is expected to close in the third quarter of 2026, subject to closing conditions and applicable regulatory approvals as specified in the purchase and sale agreement.
Non-Core SHOP Disposition
In May 2026, the Company entered into a definitive purchase and sale agreement to sell one non-core SHOP community in California for approximately $42 million, equating to a 1.7% trailing twelve-month yield.
Balance Sheet and Capital
As of June 30, 2026, total debt outstanding (net of discounts and unamortized debt issuance costs) was approximately $0.8 billion with a weighted average economic interest rate of 5.69% (when giving effect to interest rate hedges and caps) and an average remaining term of 3.6 years.
Net Leverage (Net Debt as of June 30, 2026 to Annualized Adjusted EBITDA for the quarter ended June 30, 2026)
improved 4.3x to 4.9x as of June 30, 2026 from 9.2x as of June 30, 2025.
In April 2026, the Company repaid in full the $186 million of indebtedness under its revolving facility with proceeds from its initial public offering.
In August 2026, the Company recast its senior unsecured credit facilities, which provide for, among other things, (i)
an increase in total lender commitments from $550 million to $1.2 billion, with the revolving facility increasing from $400 million to $750 million, the term loan increasing from $150 million to $300 million and a new
$150 million delayed draw term loan facility being added, (ii) an extension of the maturity of the revolving facility and the term loan (including the delayed draw term loan) to August 2030 and August 2029, respectively, and (iii) a reduction in the applicable pricing for interest rates based on the Company's corporate leverage ratio. In connection with the credit facilities recast, the Company repaid the $332 million outstanding under its Fannie Mae secured debt due to mature in November 2026.

Credit Facilities
	Prior	Current
Total Facility	$550 million	$1.2 billion
Accordion	$450 million	$1 billion
Unused Fee	15 to 20 bps	N/A

Revolver
Spread	SOFR + 155 to 210 bps	SOFR + 105 to 155 bps
Facility Fee	N/A	15 to 35 bps
Capacity	$400 million	$750 million

Term Loans
Spread	SOFR + 155 to 210 bps	SOFR + 110 to 180 bps
Capacity	$150 million	$300 million + $150 million Delayed Draw
Common and Preferred Stock
Common Stock
In April 2026, the Company completed its public offering (the “Offering”) and issued an aggregate of 44.3 million shares of Class A common stock, $0.01 par value per share (“Class A common stock”), for aggregate gross offering proceeds of approximately $531.3 million. In connection with the Offering, the Class A common stock became listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “NHP” and began trading on April 22, 2026.
On July 1, 2026, the Board of Directors declared a quarterly dividend of $0.075 per share of its common stock
(including its Class A Common Stock). The dividend was paid in cash on July 30, 2026 to holders of record as of the close of business on July 15, 2026.
Preferred Stock
On June 22, 2026, the Board of Directors declared dividends on the Company's outstanding preferred stock as follows:
•A dividend of $0.4609375 per share on its 7.375% Series A Preferred Stock to holders of record at the close of business on July 2, 2026. The dividend was paid on July 15, 2026.
•A dividend of $0.4453125 per share on its 7.125% Series B Preferred Stock to holders of record at the close of business on July 2, 2026. The dividend was paid on July 15, 2026.
During the three months ended June 30, 2026, the Company completed its tender offer of previously outstanding preferred stock with an aggregate liquidation preference of approximately $28.1 million at a weighted average yield of 8.1%, representing a $2.50 discount to the liquidation preference of $25.00 per share and resulting in dividend savings of $2.0 million annually.
Appointment of Albert M. Campbell to the Board of Directors
On August 4, 2026, the Board of Directors elected Albert M. Campbell to serve as a member of the Board and its audit committee, effective August 10, 2026. Mr. Campbell is a seasoned financial executive with a 35-year career spanning various financial and accounting leadership roles. From 1998 to 2024, he worked with Mid-America
Apartment Communities, Inc. (NYSE: MAA), a large publicly traded multifamily REIT, where Mr. Campbell held various financial positions, including Treasurer and Director of Financial Planning, before becoming Executive Vice
President and Chief Financial Officer in January 2010. As Chief Financial Officer, he had responsibilities in the areas of corporate finance, treasury, investor relations, accounting, information technology, and strategic planning.
He led key areas of company growth, including balance sheet restructuring, corporate mergers, systems integrations, and team building. Mr. Campbell began his career as a Certified Public Accountant with Arthur Andersen &
Company before serving in various finance and accounting roles with Thomas & Betts Corporation, a former publicly held electrical parts manufacturer and distributor. He currently serves on the Board of Directors and
Strategy Committee of Orgill, Inc., a large privately held distributor of hardware products, as well as on the
Advisory Board of Middleburg, a large privately held developer of multifamily communities. He is a Certified
Public Accountant (inactive status) and graduated magna cum laude with a Bachelor of Professional Accountancy from Mississippi State University.
Revised Full Year 2026 Guidance
For the full year 2026, the Company is revising certain guidance ranges as follows:

	As of 5/13/26	As of 8/5/26
SHOP Same Store Cash NOI growth	13.0% to 16.0%	15.0% to 18.0%
OMF Same Store Cash NOI growth	2.5% to 3.5%	2.5% to 3.5%
Acquisitions	$375 million to $425 million	$375 million to $425 million
Dispositions	$528 million	$570 million
General and administrative expense, including equity-based compensation	$26 million to $27 million	$27 million to $28 million
Equity-based compensation	$5 million to $6 million	$6 million to $7 million
Same Store Recurring Capital Expenditures	$22 million to $25 million	$22 million to $25 million
Full Year 2026 Guidance Commentary
The revision in the Company’s guidance is primarily the result of SHOP segment outperformance through the current quarter as well as expectations for the remainder of the year, the expected disposition of a non-core SHOP asset, and an anticipated increase in equity-based compensation related to ongoing refreshment of our Board of
Directors.
Note: The Company’s 2026 guidance contains forward-looking statements and is based on a number of assumptions and estimates, including those identified later in this press release. These assumptions and estimates are based on existing market conditions, transaction timing and other assumptions for the year ending December 31, 2026; actual results may differ materially.
Supplemental Information
Additional information regarding these results can be found in the Company’s supplemental financial package that will be available on the Investor Relations section of the Company’s website at nhpreit.com.
About National Healthcare Properties
National Healthcare Properties, Inc. (Nasdaq: NHP) is a self-managed real estate investment trust focused on acquiring, owning and investing in a diversified portfolio of healthcare real estate, with an emphasis on providing senior housing to serve a growing elderly population in the United States. Additional information about the
Company can be found on its website at nhpreit.com.
Investor & Media Contact
Email: ir@nhpreit.com
Forward-Looking Statements
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform
Act of 1995. All statements (other than statements of historical fact) in this press release regarding the Company's prospects, expectations, intentions, plans, financial position, guidance and business strategy may constitute forward-
looking statements. Forward-looking statements generally can be identified by the use of terminology such as
“believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “predict,” “project,”
“potential,” “continue” or the negatives of these terms or variations of them or similar expressions. Risks and uncertainties, the occurrence of which could adversely affect the Company's business and cause actual results to differ materially from those expressed or implied in the forward-looking statements, include, but are not limited to, the following: changes in economic cycles generally and in the real estate and healthcare markets specifically; the success of the Company's growth strategy, including its ability to successfully identify, complete and integrate new acquisitions; the Company’s ability to complete acquisitions or dispositions on the terms and timing the Company expects, or at all; changes to inflation and interest rates; competition in the real estate and healthcare markets; the
Company's ability to retain certain key personnel; legislative and regulatory changes in the healthcare and real estate industries; reductions or changes in reimbursement from third-party payors, including Medicare and Medicaid;
discovery of previously undetected environmentally hazardous conditions; the Company's ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; system failures, cyber incidents or deficiencies in the Company's cybersecurity systems; the availability of capital on favorable terms, or at all; the Company's ability to remain qualified as a real estate investment trust for U.S. federal income tax purposes; and other risks and uncertainties described in the section titled Risk Factors of the Company's most recent Annual Report on Form 10-K and all other filings with the Securities and Exchange Commission. Finally, the Company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Financial Statements and Definitions
This press release includes certain non-GAAP financial measures, including Nareit FFO, Normalized FFO, Net
Debt, EBITDA, Adjusted EBITDA, NOI, Cash NOI and Same Store Cash NOI. While the Company believes that non-GAAP financial measures are helpful in evaluating its operating performance, the use of non-GAAP financial measures in this press release should not be considered in isolation from, or as an alternative for, a measure of financial or operating performance as defined by GAAP. There are inherent limitations associated with the use of each of these supplemental non-GAAP financial measures as an analytical tool. Additionally, the Company’s computation of non-GAAP financial measures may not be comparable to those reported by other REITs. Definitions of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures are provided below.
Nareit FFO and Normalized FFO
The Company calculates FFO consistent with the standards established over time by Nareit. Nareit defines FFO as net income or loss (computed in accordance with GAAP), adjusted for (i) real estate-related depreciation and amortization, (ii) impairment charges on depreciable real property, (iii) gains or losses from sales of depreciable real property and (iv) similar adjustments for non-controlling interests and unconsolidated entities.
The Company calculates Normalized FFO by further adjusting FFO to reflect the performance of its portfolio for items it believes are not directly attributable to its operations. The Company's adjustments to FFO to arrive at
Normalized FFO include removing the impacts of (i) acquisition and transaction related costs; (ii) termination fees to related parties; (iii) severance and other related costs; (iv) mark-to-market gains and losses on non-designated derivatives and amortization related to terminated derivatives; (v) casualty-related charges, net relating to significantly disruptive events that are infrequent in nature; (vi) gains and losses on extinguishment of debt; (vii)
similar adjustments for non-controlling interests; and (viii) certain other items set forth in the Normalized FFO reconciliation included therein.
The Company considers FFO and Normalized FFO to be useful supplemental measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and Normalized
FFO can help investors compare the Company's operating performance between periods or to other companies
(though other companies may calculate these measures differently than the Company does and the value of any such comparison may be limited). While FFO and Normalized FFO are relevant and widely used measures of operating performance of REITs, they do not represent, nor are they meant to replace, cash flows from operations and net income or loss as defined by GAAP, and should not be considered alternatives to those measures in evaluating the
Company's liquidity or operating performance. Rather, FFO and Normalized FFO should be reviewed in conjunction with these and other GAAP measurements as an indication of the Company's operational performance and are not necessarily indicative of cash available to fund the Company's future cash requirements, including the Company's ability to pay dividends and other distributions to the Company's stockholders. Additionally, the Company's computation of FFO and Normalized FFO may not be comparable to FFO and Normalized FFO reported by other
REITs that do not define FFO in accordance with the current National Association of Real Estate Investment Trusts
(“NAREIT”) definition or that interpret the current NAREIT definition or define Normalized FFO differently than the Company does.
Adjusted EBITDA
The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, excluding
(i) acquisition and transaction related costs; (ii) termination fees to related parties; (iii) impairment charges; (iv)
casualty-related charges; (v) gains and losses on sale of real estate investments; (vi) gains and losses on extinguishment of debt; (vii) gains and losses on our derivatives; and (viii) non-cash items such as amortization of intangibles and equity-based compensation. Annualized Adjusted EBITDA means Adjusted EBITDA for the specified quarter, multiplied by four.
Cash NOI and NOI
Cash NOI is defined as NOI excluding non-cash items such as straight-line rent adjustments and amortization of above and below market lease and lease intangibles that are included in GAAP revenue from tenants and property operating and maintenance.
Cash NOI Margin
For the SHOP segment, Cash NOI divided by revenue from tenants or residents excluding net amortization of above- and below-market lease and lease intangibles.
Net Debt
Net debt means total debt, net of deferred financing costs, mortgage discounts and premiums less cash and cash equivalents.
Net Debt to Annualized Adjusted EBITDA or Net Leverage
Net Debt to Annualized Adjusted EBITDA or Net Leverage means Net Debt divided by Annualized Adjusted
EBITDA.
Non-Core Properties
Non-Core properties are  assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are scheduled to be sold with closing conditions substantially fulfilled.
Leased % or Ending occupancy
Leased % or Ending occupancy for the OMF segment is presented as of the end of the period shown.
Recurring Capital Expenditures
Recurring Capital Expenditures means capital expenditures incurred to maintain the properties in current market condition and which are generally recurring in nature.
Same Store
Same Store means operational properties owned by the Company for the full duration of the applicable comparative periods and that are not otherwise excluded. Properties are excluded from “same store” if they are (i) Non-Core
Properties, (ii) sold, classified as held for sale, or classified as discontinued operations in accordance with GAAP,
(iii) impacted by materially disruptive events, or (iv) undergoing, or intended to undergo, significant redevelopment.
Redeveloped properties in our OMF segment will be included in Same Store once substantial completion of work has occurred for the full period in the periods presented.
Same Store Cash NOI
Same Store Cash NOI is defined as Cash NOI for our Same Store properties.
NATIONAL HEALTHCARE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Real estate investments, at cost:
Land	$181,140	$174,535
Buildings, fixtures and improvements	1,859,780	1,785,952
Acquired intangible assets	250,440	246,544
Construction in progress	7,170	2,994
Total real estate investments, at cost	2,298,530	2,210,025
Less: accumulated depreciation and amortization	(706,002)	(691,200)
Total real estate investments, net	1,592,528	1,518,825
Cash and cash equivalents	245,695	57,620
Restricted cash	56,681	50,832
Derivative assets, at fair value	2,367	569
Straight-line rent receivable, net	21,924	21,486
Operating lease right-of-use assets	7,299	7,377
Prepaid expenses and other assets, net	22,417	23,019
Accounts receivable, net	7,157	9,252
Deferred costs, net	20,201	22,792
Total assets	$1,976,269	$1,711,772
LIABILITIES AND EQUITY
Liabilities
Mortgage notes payable, net	$367,629	$367,629
Fannie Mae secured debt	331,854	334,739
Revolving credit facility	—	186,000
Term loan, net	148,674	148,405
Market lease intangible liabilities, net	4,381	4,851
Derivative liabilities, at fair value	—	188
Accounts payable and accrued expenses	48,249	44,381
Operating lease liabilities	8,417	8,467
Deferred rent	7,038	9,247
Distributions payable	2,808	3,340
Total liabilities	919,050	1,107,247
Commitments and contingencies
Equity
7.375% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, 4,052 authorized	33	38
7.125% Series B cumulative redeemable perpetual preferred stock, $0.01 par value, 2,900 authorized	29	35
Common stock, $0.01 par value, 300,000 shares authorized	1,132	1,132
Class A common stock, $0.01 par value, 100,0000 shares authorized	443	—
Additional paid-in capital	3,001,481	2,531,315
Accumulated other comprehensive income	4,810	5,604
Distributions in excess of accumulated earnings	(1,953,804)	(1,938,060)
Total stockholders’ equity	1,054,124	600,064
Non-controlling interests	3,095	4,461
Total equity	1,057,219	604,525
Total liabilities and equity	$1,976,269	$1,711,772
NATIONAL HEALTHCARE PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue from tenants	$87,530	$85,332	$173,815	$171,775
Operating expenses:
Property operating and maintenance	54,119	54,179	107,037	112,035
Impairment charges	3,780	15,212	3,780	27,111
Acquisition and transaction related	130	497	183	548
General and administrative	6,604	5,075	12,071	9,971
Depreciation and amortization	17,811	18,539	35,549	42,245
Total expenses	82,444	93,502	158,620	191,910
Operating income (loss) before gain (loss) on sale of real estate investments	5,086	(8,170)	15,195	(20,135)
Gain (loss) on sale of real estate investments	—	2,652	(2)	27,641
Operating income (loss)	5,086	(5,518)	15,193	7,506
Other income (expense):
Interest expense	(12,723)	(15,836)	(27,394)	(30,365)
Interest and other income, net	2,345	231	2,516	216
Gain on extinguishment of debt	—	257	—	257
(Loss) gain on non-designated derivatives	(47)	32	142	31
Total other expense, net	(10,425)	(15,316)	(24,736)	(29,861)
Loss before income taxes	(5,339)	(20,834)	(9,543)	(22,355)
Income tax (expense) benefit	(47)	—	(124)	6
Net loss	(5,386)	(20,834)	(9,667)	(22,349)
Net loss (income) attributable to non-controlling interests	30	31	2	(23)
Allocation for preferred stock	(2,785)	(3,386)	(6,079)	(6,836)
Net loss attributable to common stockholders	(8,141)	(24,189)	(15,744)	(29,208)
Other comprehensive loss:
Unrealized loss on designated derivatives	(266)	(2,205)	(794)	(7,199)
Comprehensive loss attributable to common stockholders	$(8,407)	$(26,394)	$(16,538)	$(36,407)

Weighted-average shares outstanding — Basic and Diluted (1)	61,597	28,296	45,059	28,296
Net loss per share attributable to common stockholders — Basic and Diluted (1)	$(0.13)	$(0.85)	$(0.35)	$(1.03)
(1)  Potential common shares are not included in the computation of diluted earnings per share (“EPS”) when a net loss exists as the effect would be an antidilutive per share amount.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Q2 2026	Q2 2025
Net loss attributable to common stockholders	$(8,141)	$(24,189)
Adjustments:
Impairment charges	3,780	15,212
Acquisition and transaction related	130	497
General and administrative	6,604	5,075
Depreciation and amortization	17,811	18,539
Gain on sale of real estate investments	—	(2,652)
Interest expense	12,723	15,836
Interest and other income, net	(2,345)	(231)
Gain on extinguishment of debt	—	(257)
Loss (gain) on non-designated derivatives	47	(32)
Income tax expense	47	—
Net income attributable to non-controlling interests	(30)	(31)
Allocation for preferred stock	2,785	3,386
NOI	$33,411	$31,153

NOI by Segment
OMF	$20,398	$20,910
SHOP	13,013	10,243
Total NOI	$33,411	$31,153
(1)Certain 2025 amounts have been reclassified from general and administrative to property operating and maintenance to align with the current period presentation.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Q2 2026	Q2 2025
Net loss attributable to common stockholders	$(8,141)	$(24,189)
Depreciation and amortization on real estate assets	16,402	17,127
Impairment charges	3,780	15,212
Gain on sale of real estate	—	(2,652)
Depreciation on real estate assets related to non-controlling interests	(89)	(146)
FFO attributable to common stockholders	11,952	5,352
Acquisition and transaction related	130	497
Derivatives mark-to-market and terminations (1)	(1,236)	813
Casualty-related charges, net	7	7
Gain on extinguishment of debt	—	(257)
Normalizing items related to non-controlling interests	(7)	(13)
Other normalizing items, net	21	—
Normalized FFO attributable to common stockholders	$10,867	$6,399

FFO and Normalized FFO weighted average shares outstanding — Diluted	61,975	28,533
FFO per common share — Diluted	$0.19	$0.19
Normalized FFO per common share — Diluted	$0.18	$0.22

Other Items:
(Accretion) amortization of market lease and other intangibles, net	$(147)	$(135)
Straight-line rent adjustments	(168)	(635)
Equity-based compensation	1,614	570
Depreciation and amortization on non-real estate assets	1,409	1,411
Amortization of deferred financing costs and mortgage discounts or premiums	1,058	1,481
Recurring Capital Expenditures	(3,444)	(10,571)
(1) For Q2 2026, includes $1.5 million of amortization reclassified from OCI to earnings (reduced interest expense)
from a swap termination.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Net loss (in accordance with GAAP)	$(5,386)	$(4,281)	$(22,802)	$(12,534)	$(20,834)
Interest expense	12,723	14,671	15,856	15,060	15,836
Income tax expense (benefit)	47	77	101	66	—
Depreciation and amortization	17,811	17,738	17,987	18,029	18,539
EBITDA	25,195	28,205	11,142	20,621	13,541
Acquisition and transaction related	130	53	(123)	91	497
Equity-based compensation	1,614	612	682	1,333	570
Severance and related costs (1)	—	—	2,907	—	—
Impairment charges	3,780	—	11,162	6,641	15,212
Loss (gain) on sale of real estate investments	—	2	467	(626)	(2,652)
Loss (gain) on non-designated derivatives	47	(189)	26	77	(32)
Gain on extinguishment of debt	—	—	—	—	(257)
(Accretion) amortization of market lease and other intangibles, net	(147)	(147)	(165)	(174)	(135)
Casualty-related charges, net	7	142	627	115	7
Other normalizing items, net	21	—	—	—	—
Adjusted EBITDA	30,647	28,678	26,725	28,078	26,751
Adjustment for current period activity	1,980	13	429
Further Adjusted EBITDA	$32,627	$28,691	$27,154

Net Leverage (Net debt / Annualized Adjusted EBITDA)	4.9x	8.6x	9.2x	8.8x	9.2x
Net debt / Annualized Further Adjusted EBITDA	4.6x	8.6x	9.0x
(1) Represents cash severance, acceleration of equity vesting and other related expenses in connection with the transition of the chief financial officer role in 2025.
NATIONAL HEALTHCARE PROPERTIES, INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATION
(In thousands, except share, per share and property data)
(Unaudited)

	Three months ended
	Q2 2026	Q2 2025
OMF Segment
OMF segment - revenue from tenants	$29,182	$29,252
OMF segment - property operating and maintenance	(8,783)	(8,342)
OMF segment NOI	20,399	20,910
Straight line rent adjustments	(168)	(634)
(Accretion) amortization of market lease and other intangibles, net	(140)	(167)
OMF segment Cash NOI	20,091	20,109
Dispositions	5	52
Redevelopment	86	99
OMF segment Same Store Cash NOI	$20,182	$20,260

	Three months ended
	Q2 2026	Q2 2025
SHOP Segment
SHOP segment - revenue from tenants	$58,348	$56,081
SHOP segment - property operating and maintenance	(45,335)	(45,838)
SHOP segment NOI	13,013	10,243
Non-cash adjustments	(6)	32
SHOP segment Cash NOI	13,007	10,275
Acquisitions	(22)	—
Dispositions	86	608
SHOP segment Same Store Cash NOI	$13,071	$10,883

	OMF	SHOP	Land	Total
Total properties as of March 31, 2026	130	37	1	168
Acquisitions	—	2	—	2
Total properties as of June 30, 2026	130	39	1	170
Redevelopments	(1)	—	—	(1)
Acquisitions	—	(2)		(2)
Same Store properties as of June 30, 2026	129	37	1	167